Exhibit 10.9

Entrust Loan Agreement

Borrower:	Jingbo Wang (“Party A”)
Lender:	Shanghai Branch of China Minsheng Bank (“Party B”)

Whereas, Shanghai Noah Rongyao Investment Consulting Co., Ltd. (the “Entrusting Party”) has entered into an entrusting agreement on June 25, 2009 (the “Entrusting Agreement”), under which Party B is entrusted to grant loan to Party A, Party A and Party B hereby agree as follows:

Article 1	The Lender grants the entrusted loan as follows:

1.1	Amount of the loan: RMB12,420,000

1.2	Purpose of the loan: business activities in connection with Shanghai Noah Investment Consulting Co., Ltd.

1.3	Term of the loan: three years from June 25, 2009 to June 25, 2012

1.4	No interest.

Article 2	The commission fee of the entrusting loan is RMB12,420, which shall be paid by Party A to Party B within five (5) days from the date hereof in one time.

Article 3	Party A shall withdraw the loan in one time.

Article 4	The principal of the entrusting loan shall be paid when due.

Article 5	Prepayment of the loan by Party A shall be consented by the Entrusting Party in advance, not liquidated damages are required.

Article 6	Whether liquidated damages shall be paid to the Entrusting Party is subject to negotiation by the Borrower and the Entrusting Party.

Article 7-10	Intentionally left blank.

Article 11	Anything not included herein shall be agreed upon by Party A and Party B otherwise in writing as an attachment to this agreement. Attachments to this agreement shall from an integral part of this agreement and enjoy the same legal force as this agreement.

Article 12	This agreement shall be executed in three counterparts, each of which shall be held by Party A, Party B and the Entrusting Party.

Article 13	If the starting date and expiration date of the loan under this agreement is different from the loan statement, the latter shall prevail. The loan statement forms an integral part of this agreement and enjoys the same legal force as this agreement.

Article 14	The interests shall be paid based on the interest rate determined by the Entrusting Party. If the Entrusting Party or Party A requires adjusting the interest rate and the two parties reach an agreement, the interest rate under this agreement can be adjusted.

Article 15	Rights and obligations of Party A

15.1	Party A warrants that all the materials provided by him are true, legitimate and effective.

15.2	Party A warrants that the usage of the loan is in conformity with the laws and regulations of PRC.

15.3	If there is any event that poses major threat to Party A’s performance of its repayment obligation, Party A shall notify Party B in writing within five (5) days.

15.4	Party A warrants that in the event of change of address, Party A shall notify Party B within five (5) days after such change.

15.5	Before Party A uses the loan, loan statement shall be made with Party B at one time or several times according to the withdraw plan under this agreement.

15.6	Party A shall open an account at China Minsheng Bank in order to carry out procedures regarding withdraw, repayment of principal and interests.

15.7	Party A shall pay the principal and interests to Party B as stipulated.

15.8	During the term of the loan, Party A agrees and authorizes Party B to provide Party A’s personal credit information and relevant borrowing conditions to PBOC’s personal credit information basis database and personal credit database established upon the approval of competent credit department. Party A also agrees Party B to check its credit information from PBOC’s personal credit information basic database and other credit department.

Article 16	Rights and obligations of Party B

16.1	Party B is entitled to request Party A to provide materials relevant to this loan.

16.2	Party B shall allocate the principal of the loan to the account opened at China Minsheng Bank by Party A.

16.3	Party B is entitled to check the usage of the entrusted loan, Party A shall cooperate and provide convenience.

16.4	When Party A is late for any due payment, Party A authorizes Party B to deduct relevant amount from the account designated by Party A which is opened at China Minsheng Bank. If no account is designated or the amount deducted from the account is not enough, Party B is entitled to deduct from any other account opened by Party A at any branches of China Minsheng Bank or require Party A to make repayment. Party B shall not liable for the interest loss or any other losses occurred to Party A.

Article 17	After execution of this agreement, both parties should perform their obligations hereunder, any party failing to perform or fully perform their obligations shall bear the relevant liabilities for breach of contract and compensate the losses occurred to the other party.

Article 18	In the event of one or more the following, Party B is entitled to stop making the loan and declare that all the outstanding loans become due and require Party A to repay all the principal and interests in advance, Party A is also entitled to dispose the collaterals and/or require the guarantee to assume joint and several liability.

18.1	Party A fails to repay the principal and interests of the loan as stipulated or use the loan as stipulated.

18.2	Party A or the guarantor is declared missing, becomes unemployed, limited in civil capacity or loses civil capacity, becomes imprisoned due to criminal offense; or circumstances jeopardizing repayment of Party B’s loan are occurred to Party A or the guarantee, such as major illness or major accidents; or the guarantor fails to strengthen its guarantee responsibilities as required by Party B in the event of the above circumstances or in the event of merger, spin-off, restructuring, settlement and reform; or Party A fails to provide supplemental guarantee as required if the guarantor is unable to perform its guarantee responsibility due to dissolution, termination of business, cancellation or revocation of the business license, liquidation, restructuring, settlement, bankruptcy, closure caused by court ruling or administrative order.

18.3	Proofs in connection with the loan provide by Party A to Party B are untrue and incomplete, and have probably or already caused major losses to Party B or jeopardizing repayment of Party B’s loan.

18.4	Party A has lost or will probably lose his ability to repay loans because of his involvement in litigation which resulted in the judicial organization to confiscate or limit his property, thus posing a major threat to repayment of Party B’s loan; or Party A fails to provide supplemental guarantee if the above is occurred to the guarantor.

18.5	The pledgor/guarantor sells, leases, lends, transfers, exchanges, gives, re-pledges/mortgages or disposes the collaterals in other ways, which poses a major threat to repayment of Party B’s loan, Party A fails to provide supplemental guarantee as required by Party B.

18.6	During the term of the loan, the collaterals are destructed, lost or the value of the collaterals are diminished and no remedy is made, thus impairing the guarantor’s ability of guarantee, Party A fails to provide supplemental guarantee as required by Party B.

18.7	Guarantor breaches its obligation or commitment hereunder and impairs Party B’s ability to realize its lender’s right, Party A fails to provide supplemental guarantee as required by Party B.

18.8	Party A breaches his liabilities hereunder and seriously impairs Party B’s ability to realize its lender’s right.

Article 19	If Party B fails to release the loan in the stipulated amount and on the stipulated date, Party B shall pay liquidated damages to Party A according to the actual delayed days and late payment interest rate, except for the circumstances where Party B fails to release the loan in full amount due to Party or the guarantor’s reason.

Article 20	This agreement shall become effective upon signature by Party A and signature or seal by the main responsible person or agent of Party B and affixing of official seal/special seal for contractual uses. However, if this agreement stipulates that a guarantee agreement to be entered into between Party B and Party A or the guarantor, before such guarantee agreement is entered into and relevant procedures under such guarantee agreement are completed, Party B is not obliged to release the loan.

Article 21	Neither party shall change or terminate this agreement in advance after effectiveness of this agreement, any change or termination of this agreement shall be agreed upon by both parties in writing.

Article 22	If any change to this agreement is beyond the power entrusted to Party B by the Entrusting Party, such change should obtain consent from the Entrusting Party and a written agreement shall be executed among Party A, Party B and the Entrusting Party.

Article 23	Any dispute arising from this agreement shall be settled through litigation, any party is entitled to bring a lawsuit to competent people’s court.

Article 24	Notice and delivery

24.1	Any notice or written communication sent by one party to the other party as stipulated, including (but not limited to) any and all the written documents or notices which are required to be sent out as stipulated, shall be sent out by registered mail, fax, special delivery or other ways of communication to the address as set forth on the first page of this agreement.

24.2	The above documents and notices shall be deemed to have been received on the fourth day after delivery if sent out by registered mail; on the date when the fax completion receipt is received if sent out by fax; on the date when the above documents or notices are delivered to the receiving party’s address by the delivery person if sent out by special delivery. If there is any change to the contact information, the relevant party should notify the other party of the changed information in writing within five (5) days after the change. The notices, documents or application as stipulated hereunder should be delivered to the changed address afterwards.

Article 25	This agreement is agreed upon by both parties.

This Agreement is executed by Party A and Party B in Shanghai.

Party A:

/s/ Jingbo Wang

Party B:

/s/ Shanghai Branch of China Minsheng Bank